EXHIBIT 99.1

For more information, please contact our Senior Vice
President & Chief Financial Officer, George B. Sundby,
at 415/733-4000 (or e-mail gsundby@abm.com).

ABM INDUSTRIES CONTINUES BEST-EVER QUARTERLY DIVIDEND RATE

SAN FRANCISCO, September 9, 2003 – The Board of Directors of ABM Industries Incorporated (NYSE: ABM) has declared an all-time-high fourth quarter cash dividend of $0.095 per common share for payment on November 3, 2003 to stockholders of record on October 13, 2003. This will be ABM’s 150th consecutive quarterly cash dividend, and is $0.005 (5.5%) above the $0.09 per share quarterly dividend rate paid in 2002.

     ABM Industries Incorporated is one of the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2002 revenues in excess of $2.0 billion and more than 63,000 employees, ABM provides janitorial, parking, engineering, security, lighting, mechanical and network services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across North America. The ABM Family of Services includes ABM Janitorial, Ampco System Parking, ABM Engineering, American Commercial Security (ACSS), Amtech Lighting, CommAir Mechanical and ABM Service Network.

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